UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South

Hamilton, Ontario, Canada, L8P 0A6

(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2024 (the “Effective Date”), Fusion Pharmaceuticals Inc. (the “Company”), Universität Heidelberg (“Heidelberg”) and Euratom represented by the European Commission, Joint Research Centre (“Euratom”, and together with Heidelberg, the “Licensors”) entered into a license agreement (the “License Agreement”), pursuant to which the Company acquired a worldwide, exclusive, royalty-bearing license to use, develop, manufacture, commercialize and otherwise exploit any compound comprising radionuclide 225Ac chelated with PSMA-I&T (each, a “Product”), for all purposes, uses and indications, including the treatment of PSMA expressing cancers in humans and animals. The Company also has the right to grant sublicenses of its rights under the License Agreement, provided that any such sublicense must be consistent with the terms of the License Agreement.

Pursuant to the License Agreement, the Company will use commercially reasonable efforts to develop and pursue regulatory approval for at least one Product in the United States and in at least one member state of the European Union. If regulatory approval is obtained, the Company is required to use commercially reasonable efforts to commercialize the approved Product in the United States and in at least one member state of the European Union. The Company will be solely responsible for the costs associated with development, manufacturing, regulatory approval and commercialization of any products.

The license granted to the Company under the License Agreement is expressly subject to certain preexisting rights held by the Licensors and certain third parties. Specifically, the Licensors retain limited rights for itself and other non-profit research institutions to practice the licensed patents for non-profit, academic, and non-clinical research purposes.

As initial consideration for the license, the Company agreed to pay the Licensors an upfront fee of €1.0 million, of which €500,000 will be paid within thirty (30) days of the receipt of an invoice issued by Heidelberg on or after the Effective Date, and the remaining €500,000 will be paid within thirty (30) days of the receipt of an invoice issued by Heidelberg on or after the first anniversary of the Effective Date; provided, however, that the second installment will only be payable if there is one Valid Claim (as defined in the License Agreement) existing on the first anniversary of the Effective Date. In addition, the Company will be required to pay the Licensors €750,000 upon regulatory approval of a Product by the United States Food and Drug Administration. The Company is also obligated to pay the Licensors low single-digit royalties of total worldwide sales of a Product on a country-by-country basis, and a percentage of any sublicense income received, up to a total amount of €5.0 million. The royalty term will terminate on a product-by-product and country-by-country basis upon the later of the expiration of the last-to-expire valid claim within the relevant patent rights.

Unless earlier terminated, the License Agreement will expire at the end of the last-to-expire royalty term. The Company may terminate the License Agreement for convenience in its entirety, or on a Product by Product or country-by-country basis, by providing at least ninety (90) days’ written notice to Heidelberg. Furthermore, the Company, on the one hand, or either or both of the Licensors, on the other, may terminate the License Agreement in the event of an uncured material breach, which includes but is not limited to substantial non-performance by a party, a party filing for bankruptcy or liquidation, or a party challenging the validity of the patents licensed under the License Agreement or supporting a third party challenging the patents licensed under the License Agreement.

In connection with the execution of the License Agreement, the Company and the Licensors also entered into a settlement agreement (the “Settlement Agreement”) whereby the parties agreed to jointly seek permission from the Patent Trial and Appeal Board (the “PTAB”) of the United States Patent and Trademark Office to file papers requesting termination of the pending inter partes review filed by the Company in February 2023, which was instituted by the PTAB in August 2023. The parties are also seeking an order of confidentiality from the PTAB with respect to the Settlement Agreement.

The foregoing summary of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 7.01 Regulation FD Disclosure.

On February 16, 2024, the Company issued a press release announcing its entry into the License Agreement and Settlement Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	License Agreement, dated February 16, 2024, among Fusion Pharmaceuticals Inc., Universität Heidelberg and Euratom represented by the European Commission, Joint Research Centre.

99.1	Press Release, issued by Fusion Pharmaceuticals Inc. on February 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: February 16, 2024	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer